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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            _______________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported):  January 2, 1997

                                 FURON COMPANY

             (Exact Name of Registrant as Specified in its Charter)

                                   CALIFORNIA

                 (State or Other Jurisdiction of Incorporation)

             0-8088                                        95-1947155
     (Commission File Number)                  (IRS Employer Identification No.)

                             29982 Ivy Glenn Drive
                        Laguna Niguel, California 92677
             (Address of Principal Executive Offices)    (Zip Code)

      Registrant's telephone number, including area code:  (714) 831-5350

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ITEM 2.          ACQUISITION OR DISPOSITION OF ASSETS.

         Pursuant to the terms and subject to the conditions of an Agreement and Plan of Merger, dated November 12, 1996, as amended by an Amendment No. 1 to Agreement and Plan of Merger, dated as of January 10, 1997 (as amended, the "Merger Agreement"), by and among Furon Company, a California corporation ("Furon"), FCY, Inc., an Ohio corporation and wholly owned subsidiary of Furon ("FCY"), and Medex, Inc., an Ohio corporation ("Medex"), Furon and FCY commenced a cash tender offer (the "Offer") on November 15, 1996 to purchase all of the outstanding common shares, par value $.01 per share (the "Shares"), of Medex, and the associated share purchase rights (the "Rights") issued under the Rights Agreement, dated as of October 12, 1996, as amended, between Medex and Huntington National Bank, as rights agent (unless the context otherwise requires, all references to Shares shall include the Rights) at a price of $23.50 per Share, net to the seller in cash, without interest thereon.

         The Offer was originally to expire at 12:00 Midnight, New York City time, on December 16, 1996. As authorized by the terms of the Offer, Furon and FCY extended the Offer on two occasions. On December 16, 1996, Furon and FCY extended the offer until 5:00 p.m., New York City time, December 19, 1996. On December 19, 1996, Furon and FCY extended the offer until 5:00 p.m., New York City time, January 2, 1997. The Offer expired at 5:00 p.m., New York City time, January 2, 1997. A total of 5,380,038 Shares, including notices of guaranteed delivery, were tendered and not withdrawn. The tendered Shares, after taking into account the Shares that certain of Medex's directors and officers have sold to Medex, constitute approximately 94.3% of the total outstanding common shares of Medex.

         On January 17, 1997, subsequent to the acceptance of the Shares tendered in the Offer, Furon and FCY effected a so-called "short form" merger (the "Merger") in which FCY was, pursuant to the terms of the Merger Agreement, merged with and into Medex, with Medex surviving the Merger. As a result of the Merger, the separate corporate existence of FCY terminated and Medex became a wholly owned subsidiary of Furon. All of the remaining outstanding Shares (other than any Shares held by Furon or any direct or indirect subsidiary of Furon or in the treasury of Medex) have been converted into the right to receive $23.50 net per Share in cash, without interest. The per Share purchase price of $23.50 paid in the Offer and Merger was determined as a result of arms' length negotiations between Furon and Medex.

         To finance the Offer and Merger, Furon entered into a Credit Agreement, dated as of November 12, 1996 (the "Credit Agreement"), by and among Furon, the lenders party thereto (the "Lenders") and The Bank of New York ("BNY"), as swing line lender and as administrative agent. The Credit Agreement provides that Furon may borrow up to an aggregate principal amount not to exceed $200,000,000 (the "Facility") (such amount subject to increase to $250,000,000 in aggregate principal amount upon request of Furon and the agreement of lenders to provide such additional amounts).

         Amounts borrowed under the Credit Agreement will mature November 12, 2001 and may be prepaid by Furon at any time in whole, or from time to time in part. Borrowings under the Credit Agreement will bear interest, at Furon's option, at a rate per annum equal to either: (i) the greater of (a) BNY's prime commercial lending rate as publicly announced to be in effect from time to time and (b) 1/2% plus the federal funds rate (as published by the Federal Reserve Bank of New York); or (ii) LIBOR (adjusted for reserves) plus an applicable margin determined on the basis of Furon's leverage ratio for interest periods of 1, 2, 3 or 6 months; or (iii) with respect to swing line loans a rate negotiated between BNY and Furon. Any amounts not paid when due bear interest at the rate otherwise applicable plus two percent.

         The Credit Agreement provides for the payment of a commitment fee of a certain rate per annum based on Furon's leverage ratio on the average daily unused amount of the Facility, payable to BNY as administrative agent, for the pro rata account of the Lenders, quarterly in arrears and on maturity or termination. The Credit Agreement also contains representations and warranties, covenants, conditions to borrowing and events of default customary for a facility of its type. The repayment of amounts borrowed pursuant to the Credit Agreement is expected to be made through the application of general corporate funds (including funds generated by the operations of Medex), new medium and long-term borrowings by Furon or Furon's subsidiaries or any of the foregoing, and through the use of financial instruments available in international markets. Furon's management may propose to its board of directors that a part of the Credit Agreement be refinanced through the issuance of new shares of Furon capital stock or unsecured debt.

         Medex is engaged in the business of manufacturing polymer-based, critical care products and infusion systems for medical and surgical applications. Furon intends to have Medex continue in this business.
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ITEM 7.          FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Business Acquired:

         The following information contained in documents filed by Medex with the Commission (File No. 0-9042) pursuant to the Exchange Act, is incorporated herein by reference and made a part hereof:

         1. The audited consolidated financial statements of Medex and the related notes set forth on pages 13-24 of Medex's Annual Report to Shareholders for the fiscal year ended June 30, 1996 (as filed on Form 10-K September 27, 1996).

         2. The unaudited consolidated financial statements of Medex and the related notes set forth on pages 3-9 of Medex's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 (as filed November 14, 1996).

(b)      Pro Forma Financial Information:

         As of the date of filing of this Current Report on Form 8-K, it is impracticable for the registrant to provide the pro forma financial information required by this Item 7(b). Therefore, in accordance with Item 7(b)(2) of Form 8-K, such pro forma financial information will be filed by amendment to this Form 8-K as soon as practicable, but no later than 60 days after January 17, 1997.

(c)      Exhibits:

         The following exhibits are filed as a part of this report:

         Exhibit (2)              Agreement and Plan of Merger, dated November
                                  12, 1996, by and among Furon Company, FCY,
                                  Inc., and Medex, Inc.  (Pursuant to Rule
                                  12b-32 of the Exchange Act, and subject to Rule 24 of the Commission's Rules of
                                  Practice, this exhibit is incorporated by reference to the Schedule 14D-1 filed by the registrant on November 15, 1996)

         Exhibit (4)              Credit Agreement, dated as of November 12,
                                  1996, between Furon Company, the Lenders
                                  party thereto, The Bank of New York, as swing
                                  line lender and administrative agent, and BNY
                                  Capital Markets, Inc., as arranging agent
                                  (Pursuant to Rule 12b-32 of the Exchange Act,
                                  and subject to Rule 24 of the Commission's
                                  Rules of Practice, this exhibit is
                                  incorporated by reference to the Schedule
                                  14D-1 filed by the registrant on November 15,
                                  1996)










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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        By: /s/ DONALD D. BRADLEY
                                            -----------------------------
                                               Donald D. Bradley, Esq.
                                            Secretary and General Counsel


Dated:  January 17, 1997





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